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                                                                    EXHIBIT 10.7


                           PRINCETON VIDEO IMAGE, INC.
                   iPOINT(TM) TECHNOLOGY LICENSE AGREEMENT



      This Agreement is made this 25th day of June, 2002 by and between Princeton Video Image, Inc. ("PVI") and Cablevision Systems Corporation ("Cablevision").

      In consideration for crediting $3.5 million of prepaid license fees under the Amended and Restated L-VIS(R) System License Agreement dated as of the date hereof (the "Restated L-VIS Agreement") the parties hereby agree as follows.

1.    DEFINITIONS.

      In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

      1.1 "Affiliate" with respect to any person or Company, shall mean any person or Company controlled by such first person or Company. For these purposes, "control" shall refer to (a) the possession, directly or indirectly, of the power to direct the management, policies or television operations of a person or Company, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of at least 50% of the voting securities or other ownership interest of a Company. For purposes of this Agreement, National Sports Partners (or its affiliate which operates the national "Fox Sports Net") shall be considered to be an Affiliate of Cablevision.

      1.2 "Company" means any form of organization, entity or business, whether or not conducted for profit.

      1.3 "Content Provider" means an entity owning or controlling video programming content.

      1.4 "Documentation" means all operator and user manuals, training materials, guides, specifications and other materials created or owned by or on behalf of PVI or its Affiliates, from time to time, and associated with the use and operation of the iPoint(TM) Technology.

      1.5 "Editing Agent" means any individual or Company that is responsible for actual, physical manipulation of the L-VIS(R) System in order to make insertions of Electronic Images.

      1.6 "Electronic Image" means an image that is electronically inserted into Telecasts (by means of the L-VIS System, iPoint(TM) Technology or otherwise).

      1.7 "Equipment" means the computer hardware and other equipment needed to use and operate the iPoint(TM) Technology.

      1.8 "General Improvements" means all material revisions, updates, upgrades and other modifications to the Software included in the iPoint(TM) Technology from time to time, and the Equipment embodying and Documentation with respect to same.
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      1.9   "Intellectual Property" means all industrial and intellectual property, including all domestic and foreign patents, patent applications, patent rights, know-how, trade secrets, technical data, designs, confidential and proprietary information, processes, all computer software programs (including source codes), records and all manuals, documentation and media constituting, describing or relating to the above, and whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

      1.10 "iPoint(TM) Technology" means all Intellectual Property owned or controlled by or on behalf of or licensed to PVI or its Affiliates used in connection with the creation of virtual, in-content (i) interactive enabled advertising or enhancement (including branded enhancement) products where the principal interactive functionality of such products is accomplished downstream based on, in the first instance, interaction from individual homes or establishments or individual receivers within a home or establishment that results in modification, alteration, replacement or addition of video images at such individual home, establishment or receiver, and/or (ii) targeted advertising or enhancement (including branded enhancement) products, where the principal functionality of such products is accomplished via downstream real-time insertion of Electronic Images into Telecasts at any or all of multiple distribution locations including, without limitation, via a cable head-end, a satellite uplink facility, an Internet web server, a neighborhood distribution site, at individual homes or establishments or individual receivers within a home or establishment, making use of an external, independent system for search and track functions such as PVI's L-VIS(R) System. The iPoint(TM) Technology is currently under development and shall be deemed to include Intellectual Property whether currently in existence or subsequently developed by or on behalf of PVI or its Affiliates or jointly with Third Parties, including without limitation development under the Restated Collaboration Agreement.

      1.11 "Licensed Affiliates" means any present and future Affiliate of Cablevision so long as it remains an Affiliate of Cablevision and agrees in writing to be bound by the terms and conditions of this Agreement; provided, however that Licensed Affiliates shall not include any entity, in its role as System Operator, that Cablevision or its Affiliates acquire after the date of this Agreement, if, after giving effect to such acquisition and together with all prior acquisitions of such entities after such date, such acquisition adds a net total of more than 10 million acquired subscribers (after discounting for any subscribers sold).

      1.12  "Licensees" means Cablevision and its Licensed Affiliates.

      1.13 "Licensed Telecast" means the Telecast of any event or content that is distributed by a System Operator that is a Licensee hereunder.

      1.14 "L-VIS(R) System" means the equipment, the software, the documentation and the general improvements, modifications or improvements therein or derivatives thereof which, collectively allow real-time or post-production electronic insertion of Electronic Images into Telecasts in which video is inserted and executed upstream, prior to distribution of the program to individual, or groups of, viewers.



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      1.15  "Network" shall mean a channel for the dissemination of video programming content through a television system, cable system, satellite system, the Internet or other such similar system.

      1.16 "Restated Collaboration Agreement" means the Amended and Restated Joint Collaboration and License Agreement dated the date hereof, between PVI and Cablevision.

      1.17 "Software" means the computer software, in object code form, included in the iPoint(TM) Technology and all General Improvements made subsequent to the date of this Agreement, if any.

      1.18 "System Operator" shall mean an entity providing a system for distributing Networks, such as the Cablevision cable distribution system or cable modem system.

      1.19 "Telecast" means the dissemination of audio-visual content whether by broadcast, narrow-cast, cable, satellite, closed circuit, the Internet or otherwise.

      1.20 "Third Party" means any person or Company who or which is neither a party nor an Affiliate of a party.

      1.21 "Trademarks" means all trademarks or trade names that PVI uses, from time to time, with respect to the iPoint(TM) Technology.

      1.22  "Unit" means one complete L-VIS(R) System.

2.    LICENSE GRANT.

      2.1   License; Sublicense

            (a) Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.2), PVI hereby grants to Cablevision and its Licensed Affiliates a non-exclusive, worldwide, non-transferable, royalty-free license to use, make, have made, modify, and create derivative works of the iPoint(TM) Technology, including without limitation, the Software, Equipment, Documentation and General Improvements used in connection with a Licensed Telecast using or featuring the iPoint(TM) Technology solely for purposes of use with end user customers of a Licensee that is a System Operator. Licensees shall use the iPoint(TM) Technology exclusively for their own use or for the use of other Licensees.

            (b) PVI grants to Cablevision and its Licensed Affiliates a non-exclusive, worldwide, non-transferable, royalty-free license to use PVI's L-VIS(R) System solely to the extent that the L-VIS(R) System is used in connection with acts permitted under the license grant of this Section 2.1. PVI hereby also grants to Cablevision and its Affiliates, on the same non-exclusive, worldwide, non-transferable, royalty-free basis, the right to sublicense the L-VIS(R) System solely for the purpose of enabling the content of a third party Network or Content Provider for use in connection with the iPoint(TM) Technology and for distribution by Cablevision or its Affiliates as a System Operator in accordance with the iPoint(TM) Technology license granted in this Section 2.1. In addition, at Cablevision's request, PVI agrees to convey to such third party


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Networks or Content Providers a non-exclusive license on commercially reasonable terms acceptable to PVI, to the L-VIS(R) System for such other purposes as the content rights holder reasonably requests, provided such requested license does not conflict with rights previously granted by PVI and its Affiliates to Third Parties.

            (c) (i) PVI hereby grants to Cablevision and its Licensed Affiliates a non-exclusive, worldwide, non-transferable, royalty-free license to disclose and provide in confidence the iPoint(TM) Technology to Third Parties to the extent the iPoint Technology will be used by such Third Parties solely on behalf of Cablevision and its Affiliates in connection with acts permitted under the license granted in this Section 2.1 on behalf of Cablevision or it Licensees. In addition, at Cablevision's request, PVI agrees to convey to such Third Parties a non-exclusive license on commercially reasonable terms acceptable to PVI, to the iPoint(TM) Technology for such other purposes as the Third Parties reasonably request, provided such requested license does not conflict with rights previously granted by PVI and its Affiliates to Third Parties. (ii) PVI hereby grants to Cablevision and its Licensed Affiliates, to the extent such Licensees are a Network or Content Provider, a non-exclusive, worldwide, non-transferable, royalty-free license to enable content owned or controlled by Cablevision and/or its Affiliates for use in connection with the iPoint(TM) Technology and for distribution by a third party System Operator (to the extent the third party System Operator is independently licensed to use the iPoint(TM) Technology). Consistent with this grant, PVI shall not charge any System Operator a higher royalty or other fee for iPoint(TM) Technology based on the fact that Cablevision or its Licensed Affiliate is the Content Provider or Network being distributed over such third party System Operator's system than it charges for such iPoint(TM) functionality with respect to any other Content Provider or Network distributed over such system. Also consistent with this grant, if PVI charges any System Operator different royalties for iPoint(TM) Technology based upon whether or not the Content Provider or Network is also paying PVI a royalty, Cablevision and its Licensed Affiliates shall be treated as if they have paid a royalty.

      2.2 Restrictions on Use. In addition to other restrictions and limitations which may be imposed by this Agreement:

            (a) Unless otherwise provided herein or under the Restated Collaboration Agreement, Licensees shall not market the Software, the Equipment, any General Improvement of the iPoint(TM) Technology, or any part thereof, other than in connection with the insertion of Electronic Images into Licensed Telecasts, in accordance with the terms and conditions of this Agreement.

            (b) Except as set forth in Section 2.1 or otherwise permitted in accordance with the other terms of this Agreement or the Restated Collaboration Agreement, Licensees shall not: (i) sublicense, lease, sell, assign, rent or otherwise transfer to others, or otherwise dispose of, the Software, the Documentation, the Equipment, any General Improvement or any other part of the iPoint(TM) Technology; (ii) use the iPoint(TM) Technology for any purpose other than in connection with the Licensed Telecasts; or (iii) transfer, assign, relicense or otherwise dispose of its rights under this Agreement.



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      2.3   Compliance with Standards. Licensees acknowledge that any use of the
iPoint(TM) Technology in violation of applicable laws or regulations and commonly recognized governmental, community or industry standards would cause severe and irreparable injury to PVI's reputation and legitimate business interests. Notwithstanding anything contained in this Agreement to the contrary, and in addition to Licensee's obligations under 2.4(a), Licensees shall not knowingly use the iPoint(TM) Technology in any manner inconsistent with any applicable laws or regulations and any commonly recognized governmental, community or industry standards, or in a manner that has not been approved by the rightsholders, sponsors, advertisers and broadcasters of the Licensed Telecast in question.

      2.4   Obligations of Licensor.

            (a) PVI agrees to continue the current iPoint(TM) Technology development program to develop a commercially deployed iPoint(TM) Technology product and once developed and deployed, to continue to support its iPoint(TM) Technology for the longer of (i) five (5) years after commercial deployment of the iPoint Technology by Cablevision or its Licensed Affiliates or (ii) for as long as PVI supports its iPoint(TM) Technology for any other customer.

            (b) Upon request by Cablevision, PVI shall promptly deliver to Cablevision the Software, Documentation and other equipment needed to use the iPoint(TM) Technology as contemplated under this Agreement including without limitation any modifications, supplements or revisions thereof; provided, however, this Section 2.4 applies only to iPoint(TM) Technology in existence at the time of the request, and shall not require PVI to create and deliver anything not already created and developed. In accordance with Section 2.6, PVI shall promptly provide all technical assistance reasonably requested by Cablevision to facilitate Cablevision's use and operation of the iPoint(TM) Technology at PVI's direct cost.


      2.5   Obligations of Licensees.

            (a) Licensees and/or their respective designee(s) shall be responsible for obtaining and maintaining any governmental authorizations (including, without limitation, any equipment export or import licenses), and for negotiating any arrangements with Telecast rightsholders, necessary to enable Licensees to use the iPoint(TM) Technology as contemplated in this Agreement, including, without limitation, obtaining any and all required rights and permissions (all such authorizations, arrangements, rights and permissions, collectively, "Required Permissions").

            (b) It is understood that Licensees may have arrangements with one or more Editing Agents for Licensed Telecasts. The license rights granted by PVI to Licensees to use the iPoint(TM) Technology shall be extended to such Editing Agents solely for their use in connection with Licensed Telecasts and the provisions of Sections 2.3, 2.4, 2.8, 2.10(b), 3.2, 3.4 and 4 shall apply to such Editing Agent. Each Licensee shall be responsible for compliance by its Editing Agents with such terms.



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            (c)   Subject to the other terms of this Agreement, Licensees shall maintain complete editorial control over the use of the iPoint(TM) Technology in connection with Licensed Telecasts, including without limitation the right to determine the location, content and appearance of the Electronic Images.

      2.6 Training. As Licensees may reasonably request from time to time, PVI shall provide training and technical assistance in the use and operation of the iPoint(TM) Technology (to the extent developed at the time of Licensee's request) to members of Licensee's technical staff or Editing Agents to enable such individuals to use and operate the iPoint(TM) Technology properly. The dates and locations for such training shall be as mutually agreed upon by the parties. Licensees shall pay PVI for PVI's direct costs (as reasonably documented by PVI) to provide such training, including labor costs, travel, meal and lodging expenses of any PVI personnel in connection with providing such training.

      2.7 Maintenance Support. At a Licensee's request, PVI shall use reasonable commercial efforts to make its technical personnel available to such Licensee, at no charge to such Licensee, during non-business hours for emergency telephone consultations during the Telecast of a specific event.

      2.8 Ownership. Licensees acknowledge and agree that PVI owns the iPoint(TM) Technology, including all of the Software, Equipment, Documentation and any General Improvements, and all copies thereof, all updates and modifications thereto made by or on behalf of PVI and all right, title and interest in and to all patents, patent rights, copyrights, Trademarks, service marks, trade secrets and confidential or proprietary information relating thereto. Except as specifically set forth in Section 2.1 of this Agreement, Licensees acknowledge that, by virtue of this Agreement, Licensees do not have, and will not obtain, any right, title or other proprietary interest in or to any of the foregoing, except as may be provided under the Restated Collaboration Agreement and/or the Restated L-VIS Agreement entered into by the parties.

      2.9 Improvements. From time to time as reasonably requested by Licensees, PVI shall deliver to Licensees, and provide Licensees' technical staff with any necessary training concerning, any General Improvements that exist. Licensees acknowledge and agree that PVI shall not be obligated to create any General Improvements. PVI shall provide General Improvements to Licensees without charge, except that Licensees shall reimburse PVI for its direct costs in connection with the purchase, shipment, insurance, etc. of any Equipment embodying such General Improvements, promptly after PVI's presentation of an invoice for such expenses, provided that Licensees shall have, pursuant to this Agreement, a license to any improvements to the extent such improvements relate to the functionality of the iPoint(TM) Technology.

      2.10  Grant of Trademark License.

            (a) Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.2), PVI hereby grants to Licensees a non-exclusive, worldwide, royalty-free non-transferable license to use the Trademarks in connection with Licensees' exploitation of the iPoint(TM) Technology under the license granted in Section 2.1.



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            (b)   Licensees shall use the Trademarks only in such form and
manner as shall be approved from time to time by PVI, including without limitation the identification of PVI as the owner of such Trademarks, and in accordance with all applicable laws and regulations in the Territory. Licensees shall not use the Trademarks in any manner that may jeopardize the significance, distinctiveness or validity thereof. All of Licensees' uses of the Trademark shall inure to the benefit of PVI. Licensees shall not use the Trademarks in combination with any other trademark, trade name or logo of its own or of any Third Party to create a composite trademark or logo, without the prior written consent of PVI. If any Licensee becomes aware of any infringement of the rights of PVI in the Trademarks in the Territory, such Licensee will promptly notify PVI in writing and will join and assist PVI at PVI's sole cost and expense, if such assistance is required, in taking steps as PVI may reasonably request for the protection of PVI's rights.

            (c) PVI makes no warranty with regard to the validity of the Trademarks or the registration thereof.

      2.11 Good Faith Incidental Telecasts. The parties acknowledge that Telecasts utilizing the iPoint(TM) Technology cannot be made to conform exactly to specified end users or customers. As a result, a Licensee's good faith use of the iPoint(TM) Technology pursuant to the license granted in Section 2.1 may result in Telecasts beyond the scope of the license grant in Section 2.1. No such good faith, incidental Telecast(s) by a Licensee shall constitute a breach of any obligation of the Licensee or Licensees under this Agreement and the Licensees shall not be required to make any payment to or otherwise separately compensate PVI or any third party on account thereof (provided that Licensees do not collect any incremental revenue associated with the use of iPoint(TM) Technology with such unlicensed Telecasts).


3.    LIMITED WARRANTY; INTELLECTUAL PROPERTY; DISCLAIMERS; EXCLUSIONS.

      3.1   Limited Warranty.

            (a) PVI represents and warrants that it owns all of the iPoint(TM) Technology, or has the right to grant licenses therefor and which are necessary to grant the licenses for the iPoint(TM) Technology as provided in this Agreement.

            (b) The iPoint(TM) Technology is still under development for commercial use, and until PVI determines to make it available to Third Parties for commercial use, PVI makes no warranty of any kind (other than as set forth in Section 3.1(a)) concerning the use and operation of any iPoint(TM) Technology product. From and after the time when PVI releases a commercial product based on the iPoint(TM) Technology, PVI warrants that the Units will operate with the iPoint(TM) Technology substantially in accordance with the Documentation when operated as a unit with the intended software on the intended hardware and operating system environment. PVI does not warrant, however, that operation of the iPoint(TM) Technology or Units operating with the iPoint(TM) Technology shall be uninterrupted or error free. This warranty shall not apply if errors or problems result from Licensees' negligence or improper use of such Units. Licensees shall


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notify PVI in writing of its claim for any such failure to conform. If the
iPoint(TM) Technology or any Unit operating with the iPoint(TM) Technology fails to perform in accordance with this warranty, Licensees' exclusive remedy, and PVI's sole obligation under this warranty, shall be limited to the correction or replacement, as soon as practicable, of the iPoint(TM) Technology or such Unit which is cause of the error. If PVI is unable, after expenditure of reasonable commercial efforts, to replace the defective part or correct program errors in the iPoint(TM) Technology, Licensees may, elect to continue use of the Unit with such defects and errors, as is, or terminate this Agreement. PVI's warranty obligation with respect to a specific Unit with the iPoint(TM) Technology shall be void if such Unit, or any portion thereof, is modified by Licensees without PVI's written consent.

      3.2 Limitation of Warranty. THE LIMITED WARRANTY PROVIDED IN SECTION 3.1 IS THE ONLY WARRANTY WITH RESPECT TO THE iPoint(TM) TECHNOLOGY. PVI DOES NOT MAKE, AND LICENSEES DO NOT RECEIVE, ANY OTHER WARRANTY, EXPRESS OR IMPLIED, AND ALL OTHER WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE iPoint(TM) TECHNOLOGY, THE DOCUMENTATION OR ANY SERVICES FURNISHED UNDER THIS AGREEMENT ARE EXPRESSLY EXCLUDED.

      3.3   Intellectual Property Enforcement, Infringement; Indemnification.

            (a) With respect to any claims of infringement with respect to a patent, copyright, or trade secret which covers the iPoint(TM) Technology or any portion thereof, PVI shall have the first right, but not the duty, to institute infringement actions against Third Parties. If PVI does not institute an infringement proceeding against an offending Third Party, Licensees shall have the right, but not the duty, to institute such an action, provided that PVI shall also appear as a party as licensor and shall have the right to assume control of any infringement proceeding instituted by Licensees by reimbursing Licensees for all of the costs and expenses incurred by Licensees in connection therewith.

            (b) PVI shall defend, at its expense, any action brought against Licensees to the extent that such action is based on a claim that the use of the iPoint(TM) Technology, within the scope of this Agreement, infringes any patent, trade secret or copyright, other than claims to the extent arising from Licensee's failure to obtain Required Permissions.

            (c) PVI shall indemnify Licensees from and against any costs, damages or fees incurred, including amounts paid in settlement (provided, so long as PVI is defending such action at PVI's expense and has confirmed that such action is fully subject to PVI's indemnification obligation hereunder, that any such settlement made at PVI's expense is approved by PVI, such approval not to be unreasonably withheld), by Licensees in any action under this Section 4.3 which are attributable to claims that the use of the iPoint(TM) Technology (including any General Improvements), within the scope of this Agreement, infringes any patent, trade secret or copyright, other than claims to the extent arising from Licensee's failure to obtain Required Permissions. Licensees shall notify PVI promptly in writing of any such claim, (provided that such notice shall not constitute a condition precedent to indemnification hereunder) and shall provide at PVI's expense, all available information, and reasonable assistance and authority to


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enable PVI to defend it. Licensees shall also permit PVI to defend, compromise or settle such claims as long as such compromise or settlement is at no cost to Licensees, includes a complete release of Licensees and does not purport to materially restrict any Licensee's future activity.

            (d) The costs and expenses of any action under this Section 3.3 (including reasonable fees of attorneys and other professionals) shall be borne by the party instituting and maintaining, or defending, such action, as the case may be. If, however, the parties together institute and maintain or defend such action, such costs and expenses shall be borne by the parties in such proportions as they may reasonably agree in writing. Each party shall execute all necessary and proper documents and take such actions as shall be appropriate to allow the other party to institute and maintain, or defend, such action, provided such other party has the right to do so under this Section 3.3. Any award paid by Third Parties as a result of any such action (whether by way of settlement or otherwise) shall be paid to the party who instituted and maintained, or defended, such action, as the case may be. If, however, both parties did so, then such award shall be allocated between the parties in proportion to their respective injuries and contributions to the costs and expenses incurred in such action, or as they may have otherwise agreed.

            (e) In the event that the iPoint(TM) Technology, or any part thereof, becomes or in PVI's opinion is likely to become the subject of a claim of infringement, PVI may: (i) procure for Licensees, at no cost to Licensees, the right to continue to use the iPoint(TM) Technology, (ii) replace or modify the iPoint(TM) Technology, at no cost to Licensees, to make the iPoint(TM) Technology non-infringing, provided that the same functions at comparable levels are performed by the replaced or modified system, or (iii) if the right to continue to use cannot be reasonably procured or the iPoint(TM) Technology cannot be reasonably replaced or modified, terminate this Agreement.

            (f) THIS SECTION 3.3 STATES THE ENTIRE LIABILITY OF PVI WITH RESPECT TO INFRINGEMENT OF PATENTS, TRADE SECRETS OR COPYRIGHTS BY THE iPoint(TM) TECHNOLOGY, AND PVI SHALL HAVE NO ADDITIONAL LIABILITY WITH RESPECT TO ANY ALLEGED OR PROVEN INFRINGEMENT.

      3.4   Exclusion and Disclaimer of Damages.

            (a) NEITHER PARTY SHALL HAVE ANY LIABILITY FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF ANTICIPATED REVENUE OR OTHER DAMAGES ARISING FROM THE LOSS OF USE OF THE iPoint(TM) TECHNOLOGY, INCLUDING WITHOUT LIMITATION DAMAGES ARISING FROM ANY EVENT GIVING RISE TO TERMINATION UNDER SECTION 5, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

            (b) PVI'S TOTAL LIABILITY FOR DAMAGES UNDER THIS AGREEMENT (OTHER THAN FOR DAMAGES RESULTING FROM PVI'S BREACH OF ITS OBLIGATIONS SET FORTH IN SECTIONS 3.1(a) OR 6.2)) SHALL NOT EXCEED THE


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TOTAL AMOUNT OF PAYMENTS RECEIVED BY PVI FOR THE LICENSES GRANTED UNDER THIS
AGREEMENT.

            (c) THE FOREGOING LIMIT CONTAINED IN CLAUSE (b) ABOVE SHALL NOT APPLY TO THE EXTENT DAMAGES RESULT FROM PVI'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

            (d) IN THE EVENT OF ANY LITIGATION BETWEEN THE PARTIES UNDER THIS AGREEMENT THAT IS FINALLY ADJUDICATED (INCLUDING ALL JUDICIAL APPEALS) RESULTING IN MONETARY DAMAGES BEING AWARDED TO A PREVAILING PARTY, THE LOSING PARTY IN ANY SUCH LITIGATION SHALL PAY THE ACTUALLY INCURRED REASONABLE OUTSIDE ATTORNEYS FEES OF THE PREVAILING PARTY.


4.    CONFIDENTIAL AND PROPRIETARY INFORMATION.

      4.1   Confidential and Proprietary Information.

            (a) Licensees acknowledge and agree that the iPoint(TM) Technology constitutes a valuable asset of PVI and that the information contained in the iPoint(TM) Technology, and any other information that PVI has disclosed or discloses to Licensees prior to the date hereof or during the Term, as the case may be, which PVI indicated or indicates at the time of disclosure is confidential, is confidential and proprietary information of PVI (all such information collectively, the "Information"). Each Licensee agrees that for a period of five years after any termination of this Agreement, it will not, without PVI's prior written consent, directly or indirectly, (i) reveal, report, publish, disclose or transfer any Information to any Third Party other than Licensee's agent or representative, or (ii) use any Information for any purpose or for the benefit of any Third Party, except as expressly authorized in this Agreement. Each Licensee shall make reasonable efforts to notify and inform its agents, representatives and employees who have access to the iPoint(TM) Technology or any Information of such Licensee's limitations, duties and obligations regarding non-disclosure and use of the Information. Licensees shall not, and shall not permit any of their respective agents, representatives or employees, to remove any proprietary or other legends or restrictive notices contained in or included in any Information. In no event shall Licensees use less care to maintain the confidentiality of the Information than they use to maintain the confidentiality of their own confidential and proprietary information.

            (b) "Confidential and Proprietary Information" shall not include any information which (a) was rightfully in the Licensee's possession prior to receipt from PVI other than through prior disclosure by PVI; (b) now is or hereafter becomes available to the public (including, without limitation, any information filed with any governmental agency and available to the public) other than as the result of a disclosure by the Licensee in breach hereof, (c) becomes available to the Licensee on a nonconfidential basis from a source other than PVI which the Licensee does not believe is prohibited from disclosing such information to the Licensee prior to, any disclosures made by PVI to the Licensee of such information. Additionally, PVI agrees that the Licensee shall have no obligation with respect to any disclosure of Confidential


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and Proprietary Information to the extent it is required to be disclosed by the
Licensee by order of a court of competent jurisdiction, administrative agency or governmental body, or by any law, rule or regulation, or by subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards, or in connection with any judicial or other proceeding; provided that if Licensee is required to make any such disclosure of information Licensee will give reasonably prompt notice of such requirement to PVI to permit PVI to make application to contest or limit such disclosure.

      4.2 Verification. PVI shall have the right to have its representatives visit the sites where the Units are located at all reasonable times and upon reasonable notice to verify the appropriate use and protection of the Information.

      4.3 Specific Performance. Each party acknowledges that monetary damages alone would not adequately compensate either party in the event of a breach of this Agreement and that, in addition to all other remedies available at law or in equity, either party shall be entitled to seek injunctive relief for the enforcement of its rights, without the posting of bond or other security, and to seek an accounting of profits made during the period of such breach.

5.    NOTICE OF BREACH/TERMINATION

      (a) PVI shall notify Cablevision (in addition to the relevant Licensee) and Cablevision shall notify PVI, of any alleged breach of this Agreement.

      (b) PVI shall have the right to terminate this Agreement, and all licenses granted hereunder, for breach of the obligations under this Agreement by Cablevision (or any of its Licensed Affiliates) that represents material repeated egregious conduct that is not cured within thirty (30) days of Cablevision's receipt of notice from PVI of acts alleged to constitute such conduct (unless such conduct cannot be cured within thirty (30) days, in which case Cablevision shall have a reasonable time to cure). PVI shall only have the obligation to provide notice to Cablevision of such alleged acts prior to termination in the first instance of such alleged conduct by Cablevision.

6.    MISCELLANEOUS.

      6.1 Relationship. This Agreement shall not be construed as creating a partnership, joint venture or employment relationship between the parties, and nothing contained herein shall be construed as causing either party to be the employee, agent or representative of the other. Neither party shall make any warranties or representations, or incur any obligations whatsoever, on behalf of or in the name of the other party.

      6.2 Representations and Warranties. Each party hereby represents and warrants to the other as follows:

            (a) Such party has the power to execute, deliver and perform this Agreement in accordance with its terms;



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
            (b) Such party's execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action on the part of such party, have received all required governmental approvals and do not and will not violate any provision of law or other agreement to which such party is subject;

            (c) Such party has obtained all governmental approvals required in connection with the execution of this Agreement and the performance of all of such party's obligations hereunder; and

            (d) This Agreement, when executed by such party, shall constitute the valid and legally binding obligation of such party, enforceable in accordance with its terms.

      6.3 Assignment. Licensees may not grant, assign, sublicense or otherwise convey this Agreement or its rights and obligations hereunder, in whole or in part, to any Third Party, except as specifically provided otherwise in this Agreement. Any such purported assignment by Licensees shall be void. This Agreement shall be binding upon the successors and permitted assigns of the parties, and the name of a party appearing herein shall be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.

      6.4   Indemnification by Licensees; No Limitation of Liability.

            (a) In addition to the specific remedies stated in this Agreement, Licensees shall indemnify and hold PVI harmless from and against any demands, claims or liability resulting from or arising out of the Licensee's breach of its obligations under Sections 2.4(c) and 2.9(b).

            (b) In no event shall the maximum coverage provided by any policy(ies) of insurance that Licensees are required to maintain hereunder constitute a limitation on Licensees' liability under this Agreement.

      6.5 Force Majeure. Neither party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any act of God, flood, fire, explosion, strike, lockout, labor dispute, shortage of raw materials, casualty or accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any such government, or any other cause beyond the reasonable control of such party, if the party affected shall give prompt notice of any such cause to the other party. The party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for 30 days thereafter.

      6.6 Notices. All notices and communications required or permitted under this Agreement shall be in writing and delivered by any method providing for proof of delivery. Any notice shall be deemed to have been given on the date of receipt. Notices shall be delivered to a party at the address for such party as set forth in the Note Purchase and Security Agreement (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

      6.7 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving party. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach thereof.

      6.8 Severability. The provisions of this Agreement are severable, and if any one or more of these provisions is held to be invalid or unenforceable, in whole or in part, the remaining provisions and any partially enforceable provision shall be and remain binding and enforceable.

      6.9 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

      6.10 Governing Law. The rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.

      6.11 Compliance with Law. Nothing in this Agreement shall be deemed to permit a party to export, re-export or otherwise transfer any Unit without compliance with all applicable laws.

      6.12 Amendment. No amendment, modification or supplementation of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of PVI and Cablevision.

      6.13 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

      6.14 Counterparts. This Agreement and all of the Schedules hereto may be executed simultaneously in two counterparts, either one of which need not contain the signature of more than one party, but both such counterparts taken together shall constitute one and the same instrument.

      6.15 Entire Agreement. This Agreement, including all of the Schedules hereto, as may be added to or amended from time to time, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter hereof.

      6.16 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to, or shall, confer upon any Third Party (other than the Licensed Affiliates) any legal or equitable right, benefit or remedy of any nature whatsoever.

      6.17 Stand Alone. Each of this Agreement, the Restated Collaboration Agreement and the Restated L-VIS Agreement are independent agreements and the rights and obligations of the parties under this Agreement are independent of the rights and obligations of the parties under the other agreements.

                                      * * *

ACCEPTED AND AGREED TO PVI:            ACCEPTED AND AGREED TO LICENSEES:

By: /s/ Roberto Sonabend               By:  /s/ Robert S. Lemle
   ----------------------------            ------------------------------------
Name:  Roberto Sonabend                Name:  Robert S. Lemle
     --------------------------             -----------------------------------
Title: Co-CEO                          Title: Vice Chairman and General Counsel
      -------------------------              ----------------------------------
Date: June 25, 2002                    Date:  June 25, 2002
      -------------------------             -----------------------------------








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